Exhibit 3.1

BRIDGEPOINT EDUCATION, INC.

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Bridgepoint Education, Inc., (the “Company”) a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1.    The name of the corporation is Bridgepoint Education, Inc. The original Certificate of Incorporation of the Company was first filed with the Office of the Secretary of State of Delaware on May 21, 1999 under the name “TeleUniversity, Inc.”
2.    A Fifth Amended and Restated Certificate of Incorporation was filed with the Office of the Secretary of State of Delaware on April 20, 2009.
3.    This Certificate of Amendment was duly authorized and adopted by the Company’s board of directors in accordance with the provisions of Section 242 of the DGCL.
4.    The text of the Article First of the Company’s Amended and Restated Certificate of Incorporation is to be amended and restated in its entirety as follows:
“The name of this corporation is Zovio Inc”
5.    This Certificate of Amendment shall be effective as of April 2, 2019 at 4:00 P.M. Eastern Standard Time.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on April 2, 2019.

Bridgepoint Education, Inc.
a Delaware corporation

By: /s/Andrew Clark
Andrew Clark, President and Chief Executive Officer

Exhibit 3.1

FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BRIDGEPOINT EDUCATION, INC.
Reflecting all amendments through April 20, 2009

        The undersigned, Andrew S. Clark and Diane Thompson, hereby certify that:
        FIRST:    They are duly elected and acting Chief Executive Officer and Secretary, respectively, of Bridgepoint Education, Inc. (f/k/a TeleUniversity, Inc.), a Delaware corporation.
        SECOND:    The Certificate of Incorporation of TeleUniversity, Inc. was originally filed in the Office of the Secretary of the State of Delaware on May 21, 1999.
        THIRD:    A Certificate of Amendment to the Certificate of Incorporation of TeleUniversity, Inc. was filed in the Office of the Secretary of the State of Delaware on January 24, 2001; the Amended and Restated Certificate of Incorporation of TeleUniversity, Inc. was filed in the Office of the Secretary of the State of Delaware on November 25, 2003; a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of TeleUniversity, Inc. was filed in the Office of the Secretary of the State of Delaware on February 5, 2004; the Second Amended and Restated Certificate of Incorporation of Bridgepoint Education, Inc. was filed in the Office of the Secretary of the State of Delaware on March 30, 2005; the Third Amended and Restated Certificate of Incorporation of Bridgepoint Education, Inc. was filed in the Office of the Secretary of the State of Delaware on July 27, 2005; the Fourth Amended and Restated Certificate of Incorporation of Bridgepoint Education, Inc. was filed in the Office of the Secretary of the State of Delaware on July 29, 2005; a Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Bridgepoint Education, Inc. was filed in the Office of the Secretary of the State of Delaware on March 31, 2009.
        FOURTH:    The Fourth Amended and Restated Certificate of Incorporation of Bridgepoint Education, Inc., as amended, is hereby amended and restated to read in its entirety as follows:

ARTICLE 1
NAME
        The name of this corporation is Bridgepoint Education, Inc.

ARTICLE 2
REGISTERED OFFICE AND RESIDENT AGENT
        The address of this corporation's registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware, County of New Castle, 19808. The name of the registered agent at such address is CorpAmerica, Inc.

ARTICLE 3
CORPORATE PURPOSES
        The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Exhibit 3.1

ARTICLE 4
CAPITAL STOCK
        A.    This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which this corporation is authorized to issue is 320,000,000 shares, 300,000,000 of which shall be Common Stock with a par value of $0.01 per share, and 20,000,000 of which shall be Preferred Stock with a par value of $0.01 per share.
        B.    The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series, without further stockholder approval. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular class or series and, if and to the extent from time to time required by law, by filing with the Secretary of State of the State of Delaware a certificate setting forth the resolutions so adopted pursuant to the General Corporation Law of the State of Delaware, to establish the number of shares to be included in each such class or series and to fix the designation and relative powers, including voting powers (which may be full, limited or nonvoting powers), preferences, rights, qualifications and limitations and restrictions thereof, relating to the shares of each such class or series. The rights, privileges, preferences and restrictions of any such additional class or series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of authorized shares of any class or series of Preferred Stock prior or subsequent to the issue of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.
        The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:
        (i)    the distinctive class or serial designation of such class or series and the number of shares constituting such class or series;
        (ii)   the annual dividend rate on shares of such class or series, if any, whether dividends shall be cumulative and, if so, from which date or dates;
        (iii)  whether the shares of such class or series shall be redeemable in accordance with the terms of Section 151(b) of the General Corporation Law of the State of Delaware and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
        (iv)  the obligation, if any, of this corporation to retire shares of such class or series pursuant to a sinking fund;
        (v)   whether shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and terms of adjustment, if any;
        (vi)  whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
        (vii) the rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the corporation; and
        (viii)  any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such class or series.

ARTICLE 5
STOCKHOLDER ACTION BY WRITTEN CONSENT
        Subject to the rights of any holders of Preferred Stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the action to be taken by written consent of stockholders and the taking of this action by written consent has

Exhibit 3.1

been expressly approved in advance by the Board of Directors; provided, however, that if Warburg Pincus Private Equity VIII, L.P. ("Warburg") holds at least 50% of the outstanding capital stock of the corporation on a fully diluted basis, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of statute or of this Certificate of Incorporation or of the corporation's Bylaws, the meeting and vote of stockholders may be dispensed with, and the action taken without such meeting and vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the corporation entitled to vote thereon were present and voted. Notwithstanding the preceding sentence, the corporation shall hold an annual meeting of stockholders (i) in accordance with Section 302.00 (Annual Meetings) of the Listed Company Manual of the New York Stock Exchange, for so long as the corporation's stock is listed on the New York Stock Exchange, and (ii) as otherwise required by the Bylaws. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 6
AMENDMENT OR REPEAL OF BYLAWS; ELECTIONS OF DIRECTORS
        In furtherance and not in limitation of the powers conferred by statute, the Bylaws of this corporation may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting. Elections of directors need not be by written ballot.

ARTICLE 7
INDEMNIFICATION
        A.    To the fullest extent permitted by the law of the State of Delaware as it now exists or may hereafter be amended, no director or officer of this corporation shall be liable to this corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed by such director or officer, as applicable, to this corporation or its stockholders; provided, however, that liability of any director or officer shall not be eliminated or limited for acts or omissions which involve any breach of a director's or officer's duty of loyalty to this corporation or its stockholders, acts or omissions not in good faith, intentional misconduct, fraud or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware or for transactions from which the officer or director derived an improper personal benefit.
        B.    This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and hold harmless and upon request shall advance expenses to any person (and heirs, executors or administrators of such person) who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while such a director or officer is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, proceeding or claim if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of disinterested directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article 7 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.
        C.    This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and hold harmless and upon request shall advance expenses to any person (and heirs, executors or administrators of such person) who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or

Exhibit 3.1

officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the corporation for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.
        D.    This corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of this corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the law of the State of Delaware.
        E.    This corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not this corporation would have the power to indemnify such person against such liability under Section 145 of the General Corporation Law of the State of Delaware.
        F.     The rights and authority conferred in this Article 7 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.
        G.    Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of this corporation inconsistent with this Article 7 shall eliminate or reduce the effect of this Article 7 in respect of any acts or omissions occurring prior to such amendment, repeal or adoption.
        H.    If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE 8
DIRECTOR RELIANCE
        A director shall be fully protected in relying in good faith upon the books of account or other records of this corporation or statements prepared by any of its officers or by independent public accountants or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of this corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which this corporation's capital stock might properly be purchased or redeemed.
*    *    *
        FIFTH:    This Fifth Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.
        SIXTH:    This Fifth Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, by the written consent of the holders of the requisite number of the shares of outstanding Common Stock and the requisite number of the shares of outstanding stock of each class of stock entitled to vote thereon as a class and the requisite number of the shares of outstanding stock of each series of Preferred Stock, and written notice of such action will be given to the holders of such shares who did not so consent, in each case in accordance with Section 228 of the Delaware General Corporation Law.
        IN WITNESS WHEREOF, Bridgepoint Education, Inc. has caused this Fifth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and Secretary on this 20th day of April, 2009.

Exhibit 3.1

By:	/s/ ANDREW S. CLARK Andrew S. Clark, Chief Executive Officer
By:	/s/ DIANE THOMPSON Diane Thompson, Secretary